                        OFFICE/WAREHOUSE/SHOWROOM LEASE

                            BASIC LEASE INFORMATION

Date of Lease:  1/2/91

Landlord:  Minneapolis Business Parks Joint Venture

Tenant:  Derata Corporation

Name and Location of Building: Westpoint Business Center, Building "B" [Paragraph 1(a)]

Net Rentable Area of Premises:  5,414
[Paragraph 1(b)]

Base Year:  1991
[Paragraph 1(c)]

Tenant's Percentage Share:  8.5%
[Paragraph 1(k)]

Net Rentable Area of Building:  63,550
[Paragraph 1(k)]

Term Commencement:  February 1, 1991
[Paragraph 3]

Term Expiration:  April 30, 1996
[Paragraph 3]

Minimum Rent:  See Exhibit "D" Addendum to Lease
[Paragraph 4(a)]

Permitted Use:  Office, storage, production
[Paragraph 9]

Security Deposit:  $2,391.00
[Paragraph 32]

Tenant's Address for Notices: 1840 Berkshire Lane, Plymouth, MN 55441 [Paragraph 32]

Landlord's Address for Notices:  Metric Property Management, 8140 26th Avenue
[Paragraph 37]                                               South, Suite 115,
                                                             Bloomington,
Exhibits:                                                    MN 55425
[Paragraph 44]

     Exhibit A - Legal Description of Building
     Exhibit B - Floor Plan of Premises
     Exhibit C - Rules and Regulations
     Exhibit D - Guaranty Addendum

Additional Provisions:
[Paragraph 45]

**[Usutruc]
[Paragraph 45]

*Plus applicable sales taxes (for use in Florida and Arizona only) **For use in Georgia only

     The provisions of the Lease identified above in rackets are those provisions where reference to particular Basic Lease Information appear. Each reference to an item of Basic Lease Information, wherever it may appear in the Lease, shall incorporate the applicable Basic Lease Information set forth above. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.

TENANT

By  Derata Corporation

- ---------------------------------

By /s/William D. Dunlap
  -------------------------------

- ---------------------------------

Date of Execution
By Tenant:  12/26/90

                                  *
- ----------------------------------
          Witness

                                  *
- ----------------------------------
          Witness





*For use in Florida only.
**For use in Washington, Arizona, North and South Carolina.
***For use in Georgia only.

                                    MINNEAPOLIS BUSINESS PARKS JOINT VENTURE, A
                                    California general partnership

                                    By:  Century Pension Income Fund XXIV, a
                                         California limited partnership

                                    By:  Fox Partners VI, a California general
                                         partnership, its general partner

                                    By:  Metric Realty Services, L.P., a
                                         Delaware limited partnership,
                                         as Attorney-in-Fact

                                    By:  MP Services, Inc., a Delaware
                                         corporation, its general partner

                                    By:   /s/ Richard C. Dooley
                                         -------------------------------------
                                         Richard C. Dooley
                                         Portfolio Manager

                               TABLE OF CONTENTS

                                                                 Page
   1.   Definitions...........................................     1
   2.   Premises..............................................     2
   3.   Term..................................................     3
   4.   Rent..................................................     3
   5.   Taxes and Assessments.................................     4
   6.   Operating Expenses....................................     4
   7.   Estimated Payments....................................     4
   8.   Common Areas..........................................     5
   9.   Use...................................................     5
  10.   Services..............................................     6
  11.   Alterations, Fixtures and Improvements................     6
  12.   Liens.................................................     7
  13.   Repair and Maintenance of Premises....................     7
  14.   Damage and Destruction................................     8
  15.   Indemnification.......................................     8
  16.   Insurance.............................................     9
  17.   Condemnation..........................................    10
  18.   Compliance with Legal Requirements....................    11
  19.   Assignment and Subletting.............................    11
  20.   Rules and Regulations.................................    13
  21.   Landlord's Access.....................................    13
  22.   Default...............................................    13
  23.   Landlord's Right to Cure Default......................    15
  24.   Attorney's Fees.......................................    15
  25.   Subordination.........................................    15
  26.   No Merger.............................................    16
  27.   Sale by Landlord......................................    16
  28.   Estoppel Certificate..................................    16
  29.   Holdover Tenancy......................................    16
  30.   Parking...............................................    17
  31.   Security Deposit......................................    17
  32.   No Partnership........................................    17
  33.   Recording.............................................    17
  34.   Modification and Financing Conditions.................    17
  35.   Waiver................................................    18
  36.   Notices and Consents..................................    18
  37.   Complete Agreement....................................    18
  38.   Corporate Authority...................................    18
  39.   Limits to Tenant's Remedy.............................    18
  40.   Brokers...............................................    18
  41.   No Light and Air Easement.............................    18
  42.   Miscellaneous.........................................    18
  43.   Signs.................................................    19
  44.   Surrender of Premises.................................    19
  45.   Additional Provisions.................................    19
*[46.   Usufruct..............................................   19]

*For use in Georgia only.

                        OFFICE/WAREHOUSE/SHOWROOM LEASE


     THIS LEASE, DATED January 2, 1991, for purposes of reference only, is made and entered into by and between MBPJV ("Landlord") and DERATA CORP ("Tenant").

WITNESSETH:

     Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the premises described in paragraph 1(b) below for the term and subject to the terms, covenants, agreements and conditions hereinafter set forth, to each and all of which Landlord and Tenant hereby mutually agree.

1. Definitions. Unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified:

      (a) The term "Building" shall mean the parcel of real property described on Exhibit A attached hereto, situated in the location and commonly known by the name specified in the Basic Lease Information, which name the Landlord may change at any time, and all other improvements on or appurtenances to such parcel.

     (b) The term "premises" shall mean that portion of a floor of the Building outlined in red on the diagrams attached hereto as Exhibit B. The premises contain the net rentable area specified in the Basic Lease Information.

     (c) The term "Base Year" shall mean the calendar year specified in the Basic Lease Information as the Base Year.

     (d) The term "Operating Expense" shall mean all costs paid or incurred in connection with the operation, maintenance and repair of the Office/Warehouse/ Showroom by Landlord, (excluding those expenses which are the responsibility of Tenant pursuant to paragraphs 6, 10, 13 and 16 hereof) including without limitation, all costs and expenses paid or incurred with respect to the following: operating, cleaning, sweeping, restriping, repairing and resurfacing the parking lot and driveway areas; maintenance and replanting of plantings and landscaping; maintenance, repair and replacement of landscape sprinkler systems, parking bumpers, directional signs and other signs and markers, fire protection systems, lights and light standards (including bulb replacement), drainage systems and utility systems (excluding heating, ventilation and air-conditioning of the Office/Warehouse/Showroom area); operation and maintenance of Office/Warehouse/Showroom signs, including depreciation on such signs if purchased and rent for such signs if leased; depreciation on all equipment purchased for the purpose of operating and/or maintaining the common area, or rent for such equipment if leased, and maintenance and repair of such equipment; rental of space outside the boundaries of the Office/Warehouse/Showroom, if needed, for use as storage and/or maintenance of equipment, supplies, props and other items used in connection with the common area; cleaning, maintenance and repair of all sidewalks, including those situated on the perimeter of and outside the boundaries of the Office/Warehouse/Showroom (but nothing herein contained shall be construed as obligation Landlord to clean, maintain or repair any areas or improvements outside the Office/Warehouse/Showroom boundaries); operation, maintenance and repair of any public address systems, music systems, and security and alarm systems, including depreciation on such systems if purchased and rent for such systems if leased; the reasonable cost of personnel to implement such services and to regulate and administer employee parking and to police and provide security for the common area and for the buildings in the Office/Warehouse/Showroom, including all social security and other contributions, and including workmen's compensation insurance costs paid or incurred with respect to such personnel; all premiums for public liability and property damage insurance (including, without limitation, extended and broad form coverage risks, mudslide, land subsidence, volcanic eruption, flood and earthquake), workmen's compensations, and rental loss insurance (notwithstanding anything contained in this Lease to the contrary). Tenant's pro rata share of insurance premiums shall be in the same proportion as the rentable area of the premises bears to the total rentable area of all space in the shopping center which is covered by the insurance policies herein described); such reasonable property management fees shall not exceed 5% of total Gross Revenue defined as Base rent and operating expenses only; fees to any property manager, provided that any benefits from any tax disputes shall be paid by Tenant in Tenant's proportionate share as defined in this Article. The cost of compliance with all state, federal or local governmental regulations affecting the Office/Warehouse/ Showroom; all Property Taxes (as defined in subparagraph (g) below) and personal property taxes on all land, improvements and personal property comprising the common area and all costs and expenses incurred by Landlord in attempts to obtain reductions in taxes or assessments affecting the common area (the allocation of such taxes, assessments, costs and expenses between land constituting the common area and land under tenant store buildings to be made on a straight area proration, and the allocation of such taxes, assessments, costs and expenses, between improvements constituting common area improvements and improvements constituting non-common area improvements to be based upon the respective original construction costs of such improvement(s); depreciation on mechanical equipment; or rental for such equipment if leased, and maintenance and repair of such equipment, costs of electricity, water and other utilities used with respect to the operation and maintenance of the common area; garbage and refuse removal; audit expenses; reasonable legal expenses incurred in contesting real property tax assessments an in connection with attempts to control trespassing, picketing, demonstrations, gatherings or assemblies, vandalism, thefts and any other interferences with use of the common area by persons not authorized for use the common area.

     (e) The term "Base Operating Expenses" shall mean the Operating Expenses paid or incurred by Landlord in the Base Year.

     (f) The term "common area" shall refer to all areas, spaces, equipment, special services, improvements, and facilities in or near the Office/Warehouse/Showroom provided by Landlord for the common or joint use and benefit of the occupants of the Office/Warehouse/Showroom, their officers, agents, employees, servants, customers and invitees, including but not limited to all parking areas, access roads, streets, driveways, entrances, exits, sidewalks, malls, courts, loading docks, package pick-up stations, ramps, corridors, halls, stairs, retaining walls and landscaped areas.

     (g) The term "Lease Year" shall mean each twelve month period during the term hereof ending on December 31, provided that the first Lease Year shall commence upon the commencement of the term hereof and shall end of the next succeeding December 31, and the last Lease Year shall end upon the expiration of the term hereof.

     (h) The term "Property Taxes" shall mean any form of real or personal property taxes, assessments, special assessments, fees, charges, levies, penalties, service payments in lieu of taxes, excises, assessments and charges for transit, housing or any other purpose, impositions or taxes of every kind and nature whatsoever, assessed or levied or imposed by any authority having the direct and indirect power to tax including, without limitation, any city, county, state or federal government, or any improvement or assessment district of any kind or nature whatsoever, whether to not consented to or joined in by Landlord against the Building or any legal or equitable interest of Landlord therein or any personal property of Landlord used in the operation thereof, whether now or thereafter imposed, whether or not now customary or in the contemplation of the parties on the date of this Lease, excepting only taxes measured by the net income of Landlord from all sources; provided that Property taxes shall not include any taxes, assessments or other charges payable by Tenant pursuant to paragraph 5 below.

     (i) The term "Tenant's percentage share" shall mean the percentage figure specified in the Basic Lease Information. Landlord and Tenant acknowledge the Tenant's percentage share has been obtained by dividing the rentable area of the premises as specified in the Basic Lease Information, by the total rentable area of the existing rental space in the Office/Warehouse/Showroom as specified in the Basic Lease Information and multiplying such quotient by 100. In the event the rentable area of the premises of the Office/Warehouse/Showroom is changed, Tenant's percentage share shall be appropriately adjusted, and as to the calendar year in which such change occurs, Tenant's percentage shares shall be determined as of the last day of the calendar quarter.

2.    Premises.

     (a) Tenant hereby acknowledges that the premises shall be delivered in an "as is" condition and that Landlord, except as may be expressly agreed by Landlord in writing, has no obligation to alter, repair, renovate, or render fit for Tenant's occupancy, any part of the premises. Landlord reserves to itself the use of roof, exterior walls and the area beneath the premises, together with the right to install, maintain, use, repair and replace plumbing, telephone facilities, equipment, machinery, connections, pipes, ducts, conduits, and wire leading through the premises and serving other parts of the Building in a manner an din locations which will not unreasonably interfere with Tenant's use. In the event of any of the foregoing, Landlord's actions materially interferes with Tenant's operation or use of the Premises and such interference continues for more than one business day, Tenant's Rent, as defined hereafter by Article 4, shall abate for a period equal to such interference.

     (b) In the event Landlord determined to permit early occupancy of the premises and, therefore, informs Tenant in writing that the premises are ready for occupancy prior tot he date set forth in the Basic Lease Information for the commencement of the term of the Lease, Tenant shall have the right to take early occupancy of the premises on such date as Landlord and Tenant shall agree, and notwithstanding the provisions of paragraph 3 below, the term of the Lease shall commence upon such occupancy.

     (c) The occupancy by Tenant of the premises shall constitute an acknowledgment by Tenant that the premises are then in good, sanitary and tenantable condition and repair. Notwithstanding the foregoing, Tenant shall have 30 days from the Commencement Date to notify Landlord of any defects to the Premises and Landlord will proceed to immediately cure such defects.

3. Term. The term of this Lease shall commence and, unless sooner terminated, shall end on e dates respectively specified in the Basic Lease Information. If Landlord for any reason cannot deliver possession of the premises to Tenant by the date specified for term commencement, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any damage resulting therefrom, but in that event, provided that the delay is not occasioned by the act or omission of Tenant, rental shall be waived for the period between the commencement of such term and the date when possession is delivered. Provided, however, if Landlord has not delivered the premises to Tenant within two years of the Term Commencement, this Lease shall be deemed null and void without liability to either party, so long as such failure is not due to delay caused by the act of omission of Tenant.

4. Rent. Tenant shall pay to Landlord as rental for the use and occupancy of the premises, all the time and in the manner hereinafter provided, the following sums of money:

      (a) Tenant shall pay to Landlord [applicable sales taxes and] minimum rent in the amount specified in the Basic Lease Information per year, payable in equal monthly installments in advance on the commencement of the term hereof and on or before the first day of each and every successive calendar month during the term hereof. If the term commences on other than the first day of a calendar month, the first payment of rent shall be appropriately prorated on the basis of a 30-day month.

      (b) Tenant shall pay, as additional rent, all sums of money required to be paid to Landlord pursuant to paragraphs 5, 6, 7, 10, 13 and 16 below, and all other sums of money or charges required to be paid by Tenant hereunder in addition to minimum rental, whether or not the same are designated "additional rent". If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless be collectible as additional rent with the next installment of minimum rental thereafter falling due, but nothing herein contained shall e deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord. All amounts of money payable by Tenant to Landlord under this Lease, if not paid within five (5) days after such payments are due and payable, shall bear interest from e due date until paid at the rate of the lesser of 15% per annum or the prime rate publicly announced by the Bank of America, N.T. & S.A. at its main office in San Francisco, California, but not to exceed the maximum rate of interest permitted by law ("Default Interest"). All payments due from Tenant to Landlord hereunder shall be made to Landlord without deduction or offset in lawful money of the United States of american at Landlord's address for notices hereunder, or to such other person at such other place as Landlord may from time to time designate in writing to Tenant.

5. Taxes and Assessments. In addition to the monthly rental and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes, assessments (provided any special assessment is paid over the longest period provided by Law), levies, fees, charges and impositions whatsoever levied or imposed or assessed by any authority having the direct or indirect power to tax including, without limitation, any city, county, state or federal government or any improvement or other assessment district, whether or not consented to or joined in by Landlord, payable by Landlord (other than income taxes, measured by the net income of Landlord from all sources), whether or not now customary or within the contemplation of the parties hereto on the date of this Lease: (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixture and other personal property located in the premises or by the cost or value of any leasehold improvements made in or to the premises by or for Tenant, other than building standard tenant improvements made by Landlord, regardless of whether title to such improvements shall be in Tenant or Landlord; (b) upon or measured by the rental payable hereunder; (c) upon or with respect to the possession, leasing, operation, management, maintenance, improvement, alteration, repair, use or occupancy by Tenant of the premises or portion thereof; (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the premises.

6. Operating Expenses. Tenant shall, during the entire term hereof, pay to Landlord tenant's percentage share of the amount by which all Operating Expenses paid or incurred by Landlord in any Lease Year exceed Base Operating Expenses. The amount of all sums payable hereunder shall be paid by Tenant to Landlord in the manner set forth in paragraph 7 below.

7. Estimated Payments. Unless otherwise expressly designated herein, all monetary amounts payable by Tenant to Landlord pursuant to this Lease shall be payable as follows:

      (a) During December of each Lease Year or as soon thereafter as practicable, Landlord shall give Tenant Notice of its estimate of amounts payable hereunder for the ensuing Lease Year. On or before the first day of each month during the ensuing Lease Year, Tenant shall pay to Landlord 1/12 of such estimated amounts, provided that if such notice is not given in December, Tenant shall continue to pay on the basis of the prior year's estimate until the month such notice is given. If at any time or times it appears to Landlord that the amounts payable for the current Lease Year will vary from its estimate by more than 5%, Landlord shall, by notice to Tenant, revise its estimate for such year, in which case subsequent payments by Tenant for such year shall be based upon such revised estimate.

      (b) Within 90 days after the close of each Lease Year or as soon after such 90-day period as practicable, Landlord shall deliver to Tenant a statement of amounts payable for such Lease Year. Tenant shall have the right, at Tenant's expense, to inspect or audit Landlord's document records or other information used to determined such statement. If on the basis of such statement Tenant owes an amount that is less than the estimated payments for such Lease Year previously made by Tenant and tenant is not in default hereunder, Tenant shall receive a credit in the amount of such excess against the next installments due under paragraphs 6 and 7 hereof. If on the basis of such statement Tenant owes an amount that is more than the estimated payments for such Lease Year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement.

      (c) If this lease shall terminate on other than the last day of a calendar year, the adjustment in rent applicable to the Lease Year in which such termination shall occur shall be prorated on the basis which the number of days from the commencement of such Lease Year to and including such expiration date bears to 365. If the adjustment in rent is not determined until after the termination of this Lease, any excess amounts due Tenant or deficiency amounts due Landlord shall be paid in cash within 30 days after delivery of the statement setting forth such adjustment determination.

8.    Use and Maintenance of Common Area.

      (a) The use and occupation by Tenant of the premises shall include a right to the use in common with others entitled thereto of the common areas and other facilities as may be designated from time to time by Landlord, subject, however, to the terms and conditions of this Lease. All common areas and facilities not within the premises, excluding parking areas, which Tenant may be permitted to use and occupy pursuant to this paragraph, are to be used and occupied under a revocable license, and if the amount of such areas be diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such diminution of such areas be deemed constructive or actual eviction.

      (b) Landlord shall at all times during the term of this Lease have the following rights with respect to the common area:

            (1) Landlord shall have the right from time to time to make changes in the common area, including the location and relocation of driveways, entrances, exits, parking spaces, the direction and flow of traffic, installation of prohibited areas, landscaped areas, and all other facilities thereof, except that Landlord shall not make any materially detrimental change in the parking ratio or in the nature of the parking facilities concerning that portion of the common area which is reasonably and customarily used by Tenant's customers.

            (2) Landlord shall have the right to establish and from time to time change, alter, amend and to enforce against Tenant and other users of the common areas, such reasonable rules and regulations as may be deemed necessary or advisable for the proper and efficient operation and maintenance of the common area. the rules and regulations herein provided may include, without limitation, the hours during which the common area shall be open for use but in no event shall the parking lot be closed until a reasonable period of time after Tenant closes its premises.

            (3) Landlord shall have the sole and exclusive control of the common area, and may at any time and from time to time exclude and restrain any person from use or occupancy thereof, excepting however, bona fide customers, patrons and service suppliers of Tenant, and other tenants of Landlord who make use of the common area in accordance with the rules and regulations established by Landlord from time to time with respect thereto. Nothing herein shall limit the rights of Landlord at any time to remove any unauthorized persons from the common area or to restrain the use of any of said area by unauthorized persons. The rights of Tenant in and to the common area shall at all times be subject to the rights of Landlord and other occupants of the buildings in the Office/Warehouse/Showroom to use the same in common with Tenant, and it shall be the duty of Tenant to keep all of the common area free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operation and to permit the use of the common area only for the purpose hereinabove set forth.

            (4) Landlord shall have the right to post temporary or permanent signs and to temporarily close any portion or all of the common area from time to time and to such extent as Landlord reasonably deems necessary to prevent a dedication or other prescriptive right therein in favor of the public or any group or individual and to prevent the accrual of any such right, and Landlord shall have the right by temporary closure or other reasonable means to discourage or prevent the use of the common area by persons other than those expressly authorized hereby.

            (5) Landlord shall have the right to designate specific areas from time to time, either in the Office/Warehouse/Showroom or reasonably close thereto, for the parking of vehicles of the employees of Tenant. Tenant shall cause its agents and employees to park its vehicles only within such designated areas. When requested by Landlord, Tenant shall give Landlord written notice of the license numbers of all vehicles from time to time parked on the Office/Warehouse/Showroom by Tenant's officers, agents and employees. If a vehicle of Tenant or its officers, agents or employees is at any time parked in a part of the Office/Warehouse/Showroom other than the designated area,

Landlord shall have the right to have the vehicle towed and to collect towing and storage charges as a condition of releasing such vehicle to its owner.

9.    Use.

      (a) The premises shall be used solely for the permitted use as described in the Basic Lease information and for any other lawful purpose not otherwise violating any zoning ordinance or regulation with Landlord's consent. Tenant shall not use or permit the premises to be used for any other purpose without Landlord's prior written consent. Landlord and tenant hereby further acknowledge that the identity of Tenant, the specific character of Tenant's business and anticipated use of the premises and the relationship between the use and other uses within the Building has been a material consideration to Landlord's entry into this Lease. Any material change in the character of Tenant's business or use may constitute a default use this Lease.

      (b) Tenant shall not do or permit to be done in, on or about the premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by the standard form of fire insurance policy or will in any way increase the existing rate of or affect any fire or other insurance upon the Building, or cause a cancellation of any insurance policy covering the building or any part thereof of any of its contents. Tenant shall not do or permit anything to be done in or about the premises which will in any way obstruct or interfere with the rights of other tenants of the Building or injure or annoy them, or use or allow the premises to be used for any improper, immoral, unlawful or objectionable purpose. Nor shall Tenant cause, maintain or permit any nuisance in, or about or commit or suffer to be committed any waste in or upon the premises.

      (c) Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the premises or the Building. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the premises or the Building caused or permitted by Tenant results in contamination of the premises or the Building then Tenant shall indemnify, defend and hold Landlord harmless for, from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including without limitation, diminution in value of the Building, damages for the loss or restriction on use of rentable or usable space or any amenity of the Building, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, reasonable attorneys' fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local government agency or political subdivision because of Hazardous Material present in or about any part of the Building including, without limitation, the soil or ground water under the Building.

      As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any federal, state or other local governmental authority including, without limitation, any material or substance which is designated as a "hazardous substance" pursuant to
Section 311 of the Federal Water Pollution Control Act (33 U.S.C. (S) 1317), defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, (42 U.S.C. 6901 et seq.). or defined as a "hazardous waste" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, (42 U.S.C. (S) 9601 et seq).

10. Utilities. Tenant shall pay all initial utility deposits and fees, and all monthly service charges for water, electricity, sewage, gas, telephone and any other utility services furnished to the premises and the improvements thereon during the entire term of this Lease. In the event any such services are not separately metered or billed to Tenant but rather are billed to and paid by Landlord, Tenant shall pay to Landlord its pro rata share of the cost of such services, as determined on the Basic Lease Information. Landlord shall not be liable for any reason for any loss or damage resulting from an interruption of any of the above services, provided that, such interruption is not the result of Landlord's, its agents' or employees' negligence.

11.   Alteration, Fixtures and Improvements.

      (a) Tenant shall not make or suffer to be made any alterations, additions, or improvements to or of the premises or any part thereof, or attach any fixture or equipment thereto, without first obtaining Landlord's written consent. Any alterations, additions or improvements to the premises consented to by Landlord shall be made by Tenant at Tenant's sole cost and expense according to plans and specifications approved by Landlord, and any contractor or person selected by Tenant to make the same must first be approved by Landlord. Landlord may require, at its option, that Tenant provide Landlord at Tenant's sole cost and expense, payment and performance bonds in an amount equal to the estimated cost of any contemplated alterations, fixtures, and improvements, to insure Landlord against any liability for mechanic's or materialmen's liens and to insure the completion of such work. All alterations, additions, fixtures and improvements, whether temporary or permanent in character, made in or upon the premises either by Landlord (other than furnishings, trade fixtures and equipment installed by Tenant), shall be Landlord's property and, at the end of the term hereof, shall remain on the premises without compensation to Tenant. Upon such removal Tenant shall immediately and fully repair any damage to the premises occasioned by the removal.

      (b) Landlord may perform or cause to be performed, substantial renovation and remodeling to the exterior and interior of the Office/Warehouse/Showroom and Landlord reserved the right to enter the premises in connection therewith. Landlord shall reasonably minimize any interruption of Tenant's business caused by such renovation and remodeling. In the event such renovation or remodeling prevents Tenant from conducts its business, Tenant's rent shall abate for a period equal to such.

12.   Liens.   Tenant shall keep the premises and the Building free from any liens arising out of any work performed, material furnished or obligations incurred by Tenant. In the event that Tenant shall not, within 10 days following the imposition of any such lien, cause the same to be released of record, Landlord shall have in addition to all other remedies provided herein and by law, the right but not the obligation to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums incurred by it in connection therewith including, without limitation, any attorneys' fees, court costs, and expenses of litigation, together with Default Interest thereon, shall be payable to Landlord by Tenant on demand. Nothing in this Lease shall be construed in any way as constituting the consent or request of the Landlord, expressed or imposed, by inference or otherwise to any contractor, subcontractor, laborer, or materialmen, for the performance of any labor, or the furnishing of any material for any specific improvement, alteration and repair of or to the premises or as giving Tenant the right, power or authority, to contract for or permit the rendering of any service or the furnishing of any material that would give rise to the filing of any mechanic's liens against the premises. Landlord shall have the right to post and keep posted on the premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the premises and the Building from such liens, and Tenant shall give Landlord at least 5 days' prior notice of the date of commencement of any construction on the premises in order to permit the posting of such notices. Notwithstanding the foregoing, Tenant shall have the right to contest any mechanic's lien by posting security in the amount of such dispute.

13.   Repairs and Maintenance.

      (a) Tenant shall at all times during the term of this Lease keep and maintain at its own cost and expense, in good order, condition and repair the entire premises (including, without limitation, all improvements, fixtures and equipment thereon) making all repairs* and replacements interior and exterior, above or below ground, and ordinary or extraordinary; provided, however, that if the premises are only a portion of a building which contains other leasable space, then Landlord shall keep in good order, condition and repair the foundations and exterior walls (excluding the interior of all walls and the exterior and interior of all doors, plate glass, display and other windows, and excluding interior ceiling) of the premises, except for any damage thereto caused by and any act, negligence or omission of Tenant or Tenant's employees, agents, contractors or customers, except for reasonable wear and tear and except for any structural alterations or improvements required by any governmental agency by reason of Tenant's use and occupancy of the premises. Tenant shall reimburse Landlord for Tenant's pro rata share of the costs which Landlord incurs in performing its foregoing repair and maintenance obligations with respect to all of the building within the Office/Warehouse/ Showroom which Landlord is obligated to repair and maintain. Tenant's pro rata share shall be in the same proportion as defined in the Basic Lease.

      * Any replacements of HVAC and underground plumbing required by this paragraph shall be made by Landlord, and Landlord shall amortize such cost over the useful life of this replacement, and Tenant shall pay its share of such amortized expense incurred during the remaining Term, as additional rent as defined by paragraph 4 of this Lease.

Reimbursement by Tenant to Landlord for its share of such costs shall be made in the manner set forth in paragraph 8 hereof. It is an express condition precedent to all obligations of Landlord to repair that Tenant shall have notified Landlord in writing of the need for such repair. If Landlord shall fail to commence the making of repairs as it is obligated to do by the terms hereof within thirty (30) days after such notice and the failure to repair has materially interfered with Tenant's use of the premises, Tenant's sole right and remedy for such failure on the part of the Landlord shall be to cause such repairs to be made and to charge Landlord the reasonable cost therefor; provided that, if the repair to be performed by Landlord is of an emergency type and if Landlord after receiving notice from Tenant of such emergency fails to commence repair of same as soon as reasonably possibly, Tenant may do at Landlord's cost, without waiting thirty (30) days.

      (b) Tenant's obligation to keep and maintain the premises in good order, condition and repair shall include, without limiting the generality of Tenant's obligations, all plumbing and sewage facilities in the premises, floors (including floor coverings), doors, locks and closing devices, window casements and frames, glass and plate glass, grilles, all electrical facilities and equipment, HVAC system and equipment, all other appliances and equipment f every kind and nature, and all landscaping upon, within or attached to the premises provided that any replacement to any of the foregoing shall be made pursuant to Section (a) of this paragraph. In addition, Tenant shall at its sole cost and expense install or construct any improvements, equipment, or fixtures required by any governmental authority or agency as a consequence of Tenant's use and occupancy of the premises. Tenant shall replace any damaged plate glass within forty-eight (48) hours of the occurrence of such damage.

      (c) Landlord shall assign to Tenant, and Tenant shall have the benefit of, any guarantee or warranty to which Landlord is entitled under any purchase, construction or installation contract relating to a component of the premises which Tenant is obligated to repair and maintain. Tenant shall have the right to call upon the contractor to make such adjustments, replacements, or repairs which are required to be made by the contractor under such contract.

      (d) Landlord may at Landlord's option employ and pay a firm satisfactory to Landlord, engaged in the business of maintaining systems, to perform periodic inspections of the HVAC systems serving the premises and to perform any necessary work, maintenance or repair thereon, provided and said rates are competitive. In such event, Tenant shall reimburse Landlord for all sums paid by Landlord in connection therewith, such reimbursement to be made in the manner set forth in paragraph 8 above.

      (e) Upon the expiration or termination of this Lease, Tenant shall surrender the premises to Landlord in good order, condition and state of repair, ordinary wear and tear excepted. Tenant hereby waives the right to make repairs at Landlord's expense under the provisions of any laws permitting repairs by a tenant at the expense of a landlord to the extent allowed by law; Landlord and Tenant have by this Lease made specific provision for such repairs and have expressly defined their respective obligations.

14.   Damage and Destruction.

      (a) If the premises or the portion of the Office/Warehouse/Showroom necessary for Tenant's occupancy should be damaged or destroyed during the term hereof by any casually insurable under standard fire and extended coverage insurance policies, Landlord shall (except as hereafter provided) repair or rebuild the premises to substantially the condition in which the premises were immediately prior to such destruction.

      (b) Landlord's obligation under this paragraph shall in no event exceed the extent of proceeds received by Landlord of any insurance policy maintained by Landlord pursuant to paragraph 16(b) below, unless Landlord nevertheless elects to repair or rebuild the premises.

      (c) The minimum rent shall be abated proportionately during any period in which there is a substantial interference with the operation of the business of Tenant. Such abatement shall be proportional to the amount that the net rentable area damaged bears to the total net rentable area. In the event that Tenant is unable to operate its business as a result of such damage, Rent as defined paragraph 4 shall abate in its entirety in the premises which Tenant may be required to discontinue. The abatement shall continue for the period commencing with such destruction or damage and ending with the completion by the Landlord of such work, repair or reconstruction as Landlord is obligated to do.

      (d) Notwithstanding the foregoing, if the premises, or, the portion of the Office/Warehouse/Showroom necessary for Tenant's occupancy should be damaged or destroyed (1) to the extent of 10% or more of the then replacement value of either, (2) in the last year of the term hereof, (3) by a cause or casually other than those covered by fire and extended coverage insurance, or (4) to the extent that it would take, in Landlord's opinion, in excess of ninety (90) days to complete the requisite repairs, then Landlord may either terminate this Lease or elect to repair or restore said damage or destruction, in which event Landlord shall repair or rebuild the same as provided in subparagraph (a) above. If such damage or destruction occurs and this Lease is not so terminated by Landlord, this Lease shall remain in full force and effect. The parties hereby waive the provisions of any law that would dictate automatic termination or grant either party an option to terminate in the event of damage or destruction. Landlord's election to terminate the Landlord's obligation under this paragraph shall be exercised by written notice to Tenant given within sixty (60) days following the damage or destruction. Such notice shall set forth the effective date of the termination of this Lease. Notwithstanding the foregoing, in the event Landlord elects to repair the Premises and such repair is not completed within 90 days of such casualty, Tenant shall have the right to terminate this Lease.

      (e) Upon the completion of any such work of repair or restoration by Landlord, Tenant shall forthwith repair and restore all other parts of the premises including without limitation, non-building standard leasehold improvements and all trade fixtures, equipment, furnishings, signs and other improvements originally installed by Tenant, subject to the requirements of paragraph 11(a) above.

      (f) Tenant agrees during any period of reconstruction or repair of the premises to continue the operation of its business in the leased premises to the extent reasonably practicable from the standpoint of good business.

15.   Indemnification.   Landlord shall not be liable to Tenant and Tenant
hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the premises by or from any cause whatsoever, including, without limitation, acts of other tenants or other third parties, gas fire, oil, electricity or leakage of any character from the roof, walls, basement or other portion of the premises provided that such damage is not the result of any default or omission of Landlord pursuant to the terms and conditions of this Lease. Tenant shall hold Landlord and any ground landlord harmless for, from and against and defend Landlord against any and all claims, liability, damage or loss, and for, from and against all costs and expenses, including reasonable attorneys' fees, arising out of any injury to or death of any person or damage to or destruction of any property, from any cause whatsoever (except any cause resulting solely from the negligence or willful act of Landlord, its authorized agents or employees) occurring in or about the premises and, if occurring on or about any portion of the common areas or elsewhere in or about the Building, when such injury or damage shall be caused in whole or in part by the act, neglect, default or omission of any duty by Tenant, its agents, employees or invitees, including any failure of Tenant to observe or perform any of its obligations hereunder. The provisions of this paragraph 15 shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination. See Addendum.

16.   Insurance.

      (a) Tenant shall procure and maintain in full force and effect during the entire term hereof, at its own expense and in companies acceptable to Landlord, the following policies of insurance:

            (1) Comprehensive liability insurance, including property damage, insuring Landlord and Tenant from and against all claims, demands, actions or liability for injury to or death of any persons, and for damage to property arising from or related to the use of occupancy of the premises or the operation of Tenant's business. No reasonable deductible shall be carried under this coverage without the prior written consent of Landlord. Such policy shall contain, but not be limited to, coverage for premises and operations, products and completed operations, blanket contractual, personal injury, operations, ownership, maintenance and use of owned, non-owned, or hired automobiles, bodily injury and property damage. The policy shall have limits in amounts not less than one million dollars ($1,000,000.00) per person and per occurrence. This insurance shall carry a contractual coverage endorsement specifically insuring the performance by Tenant of its indemnity agreement contained in paragraph 15 above. If in the opinion of Tenant's insurance advisor, based on a substantial increase in recovered liability claims, the aforesaid amounts of coverage are no longer adequate, then such work shall be proportionately increased.

            (2) Worker's Compensation Insurance and Employer's Liability Insurance per State guidelines.

            (3) Fire Insurance with standard extended coverage of "all risk" endorsement including, without limitation, vandalism and malicious mischief, to the extent of 90% of the replacement value of all furnishings trade fixtures, leasehold improvements, equipment, merchandise and other personal property and leasehold improvements from time to time situated in, on or upon the premises. As long as this Lease is in effect, the proceeds rom any such insurance shall be held in trust to be used only for the repair or replacement of the improvements, fixtures and other property so insured.

      (b) Landlord shall procure and maintain liability insurance and all risk insurance covering fire and such other risks of direct or indirect loss or damage for the full insurable value of the Building, including extended and broad form coverage risks, mudslide, land subsidence, volcanic eruption, flood and earthquake, on leasehold improvements in the Building. Tenant shall reimburse Landlord for the costs of all such insurance as part of Operating Expenses reimbursable pursuant to paragraph (6). Any insurance coverage herein provided shall be for the benefit of Landlord, Tenant and any additional designated insured, as their interests may appear. Tenant shall not adjust losses or execute proofs of loss under such policies without Landlord's prior written approval.

      (c) Should this Lease be canceled pursuant to the provisions of paragraph 14 above by reason of damage or destruction and Tenant is thus relieved of its obligation to restore or rebuild the improvements on he premises, any insurance proceeds for damage to the premises, including all fixtures and leasehold improvements installed by Landlord thereon, shall belong to Landlord, free and clear of any claims by Tenant.

      (d) All policies of insurance described in this paragraph 16 of which Tenant is to procure and maintain, shall be issued by companies, reasonably acceptable to Landlord and qualified to do business in the state in which the Building is situated. Executed copies of such policies of insurance or, at Landlord's election, certificates thereof, shall be delivered to Landlord within ten (10) days after delivery of possession of the premises to Tenant and thereafter within thirty (30) days prior to the termination or expiration of the term of each existing policy. All public liability and property damage policies shall contain the following provisions: (1) Landlord, although named as additional insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to them, their servants, agents and employees by reason of the negligence of Tenant, its officers, agents or employees; (2) the company writing such policy shall agree to give Landlord not less than thirty (30) days' notice in writing prior to any cancellation, reduction or modification of such insurance. All public liability, property damage and other casualty policies shall be written as primary policies, not entitled to contribution from, nor contributing with, any coverage which Landlord may carry.

      (e) Notwithstanding anything to the contrary contained within this paragraph, Tenant's obligations to carry the insurance provided for herein may be brought within the coverage of so-called blanket policy or policies of insurance carried and maintained by Tenant; provided, however, that (1) Landlord and such other persons shall be named as additional insureds thereunder as their interest may appear; (2) the coverage afforded to Landlord and such other persons will not be reduced or diminished by reason of the use of such blanket policy of insurance; and (3) all other requirements set forth herein are otherwise satisfied.

      (f) If Tenant should fall either to acquire the insurance required pursuant to this paragraph 16 and to pay the premiums therefor or to deliver required certificates or policies, Landlord may in addition to any other rights and remedies available to landlord, acquire such insurance and pay the requisite premiums therefor, which premiums shall be payable by Tenant to Landlord immediately upon demand.

      (g) Landlord and Tenant hereby waive any rights each may have against the other for loss or damage to its property, or property in which it may have an interest, where such loss is caused by a peril of the type generally covered by fire insurance with extended coverage or arising from any cause which the claiming party was obligated to insure against under this Lease, and each party on behalf of its insurer waives any right of subrogation that the insurer might otherwise have against the other party. The parties agree to cause their respective insurance companies insuring the premises or insuring their property on or in the premises to execute a waiver of any such rights of subrogation so long as such a waiver does not invalidate Tenant's insurance coverage.

17.   Condemnation.

      (a) The term "total taking" meaning the taking of the fee title or Landlord's master leasehold estate to so much of the premises or a portion of the Building necessary for Tenant's occupancy by right of eminent domain or other authority of law, or a voluntary transfer under the threat of the exercise thereof, that the premises are not suitable for Tenant's intended use. The term "partial taking" means the taking of only a portion of the premises or the Building which does not constitute a total taking as above defined.

      (b) If during the term hereof there shall be a total taking than this Lease, and the leasehold estate of Tenant in and to the premises, shall cease and terminate as of the date possession is taken. As used in this paragraph the phrase "date possession is taken" means the date of taking actual physical possession thereof by the condemning authority or such earlier date as the condemning authority gives notice that it shall be deemed to have taken possession.

      (c) If during the term hereof there shall be a partial taking of the premises, this Lease shall terminate as of the portion of the premises taken on the date on which actual possession of the portion of the premises is taken pursuant to the eminent domain proceedings and this Lease shall continue in full force and effect as the remainder of the premises. The minimum rent payable by Tenant for the balance of the term shall be abated in the ratio that the net rentable area of the premises taken bears to the net rentable area of the premises immediately prior to such taking, and Landlord shall make all necessary repairs or alterations to make the remaining premises a complete architectural unit. Notwithstanding anything contained in this Section 17(c), Tenant shall have the right to terminate the Lease in the event that either (i) such partial taking materially interferes with the operation of Tenant's business; or (ii) Landlord cannot make such repairs or alterations within 90 days of such taking.

      (d) All compensation and damages award for the taking of the premises, any portion thereof, or the whole or any portion of the common areas or Building shall, except as otherwise herein provided belong to and be the sole property of Landlord, and Tenant shall not have any claim or be entitled to any award for diminution in value of its rights hereunder or for the value of any unexpired term of this Lease; provided, however, that Tenant shall be entitled to make its own claim for, and receive separate award that may be made for Tenant's loss of business or for the taking of or injury to Tenant's improvements, or on account of any cost or loss Tenant may sustain the removal of Tenant's trade fixtures, equipment, and furnishings, or as a result of any alterations, modifications or repairs which may be reasonably required by Tenant in order to place the remaining portion of the Premises not so condemned in a suitable condition for the continuance of Tenant's occupancy. The Tenant's award pursuant to this subparagraph shall not reduce Landlord's award.

      (e) If this Lease is terminated pursuant to the provisions of this paragraph 17, then all rentals and other charges payable by Tenant to Landlord hereunder shall be paid up to the date upon which possession shall be taken by the condemning agency and any rentals and other charges paid in advance and allocable to the period after the date possession is taken, shall be repaid to Tenant by Landlord, and the parties shall thereupon be released from all further liability hereunder.

18. Compliance With Legal Requirements. Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the premises, as they relate to or affect the condition, use or occupancy of the premises, excluding requirements of structural changes not related to or affected by improvements made by or for Tenant or Tenant's use of the premises. Landlord warrants that the Premises comply with all applicable governmental rules, regulations and other requirements of this paragraph not otherwise a result of Tenant's use of the premises.

19.   Assignment and Subletting.

      (a) Tenant shall not transfer, assign, sublet, enter into license or concession agreements, or hypothecate this Lease or the Tenant's interest in and to the premises without first procuring the written consent of Landlord, which consent shall not unreasonably be withheld. Any attempted transfer, assignment, subletting license or concession agreement or hypothecation without Landlord's consent shall be void and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the consent of Landlord. Tenant agrees to reimburse Landlord for Landlord's reasonable attorneys' fees incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subletting, licensing or concession agreement, or hypothecation of this Lease or Tenant's interest in and to the premises.

      (b) Before entering into any assignment of this Lease or into a sublease of all or part of the premises, Tenant shall give written notice to Landlord identifying the intended assignee or subtenant by name and address and specifying the terms of the intended assignment or sublease. For a period of ten
(10) business days, after such notice is given, Landlord shall have the right by written notice to Tenant to (i) in the case of a proposed sublease either (A) sublet from Tenant any portion of the premises proposed to be sublet for the term for which such portion is proposed to be sublet but at the same rent as Tenant is required to pay Landlord under this Lease for the same space, computed on a pro rata square footage basis, or (B) if the proposed subletting is for substantially the remaining period of the term of this Lease, terminate this Lease, or terminate this Lease as it pertains to me portion of the premises so proposed by Tenant to be sublet, or (ii) in the case of a proposed assignment, terminate this Lease. If Landlord so terminates this Lease, such termination shall be as of the date specified in Landlord's notice. If Landlord so terminates this Lease, Landlord may, if it elects enter into a new lease covering the premises or a portion thereof with the intended assignee or subtenant on such terms as Landlord and such person may agree, or enter into a new lease covering the premises or a portion thereof with any other person; in such event, Tenant shall not be entitled to any portion of the profit, if any, which Landlord may realize on account of such termination and reletting. Landlord's exercise of its aforesaid option shall not be construed to impose any liability upon Landlord with respect to any real estate brokerage commission(s) or any other costs or expenses incurred by Tenant in connection with its proposed subletting or assignment.

      (c) If Tenant complies with the provisions of this section and Landlord does not exercise an option provided to Landlord under (b) above, Landlord's consent to a proposed assignment or sublet shall not be unreasonably withheld. Without limiting the other instances in which it may be reasonable for Landlord to withhold his consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in any of the following instances:

            (1)   the proposed assignee or sublessee is a governmental agency;

            (2) In Landlord's reasonable judgment, the use of the premises by the proposed assignee or sublessee would entail any alterations which would lessen the value of the leasehold improvements in the premises, or would require increased services by Landlord;

            (3) In Landlord's reasonable judgment, the financial worth of the proposed assignee or sublessee does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms;

            (4) In Landlord's reasonable judgment, the character, reputation or business of tenant is inconsistent with the desired tenant-mix or the quality of other tenancies in the Building;

            (5) Landlord has received from any prior lessor to the proposed assignee or subtenant a negative report concerning such prior lessor's experience with the proposed assignee or subtenant;

            (6) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant;

            (7) (i) the proposed assignee's or subtenant's anticipated use of the premises involves the generation, storage, use, treatment or disposal of Hazardous Material; (ii) the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such assignee's or subtenant's actions or use of the property in question; or (iii) the proposed assignee or subtenant is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material;

            (8) the use of the premises by the proposed assignee or subtenant will violate any applicable law, ordinance or regulation;

            (9) the proposed assignment or sublease will create a vacancy elsewhere in the Building;

            (10) the proposed assignee or subtenant is a person with whom Landlord is negotiating to lease space in the Building.

            (11) the proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this paragraph;

            (12) Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three (3) or more occasions during the twelve (12) months preceding the date that Tenant shall request consent; or

            (13) In the case of a subletting of less than the entire premises, if the subletting would result in the division of the premises into more than two subparcels or would require access to be provided through space leased or held for lease to another tenant or improvements to be made outside of the premises.

      (d) In the case of an assignment, 100% of any sums or other economic consideration received by Tenant as a result of such assignment shall be paid to Landlord after first deducting the unamortized cost of leasehold improvements paid by Tenant, and the cost of any real estate commissions incurred in connection with such assignment. In the case of a subletting, 100% of any sum or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (1) the rental due hereunder, prorated to reflect only rental allocable to the sublet portion of the premises, and (2) the cost of any real estate commissions incurred in connection with such subletting, amortized over the term of the sublease. Upon Landlord's request, Tenant shall assign to Landlord all amounts to be paid to Tenant by any such subtenant or assignee and shall direct such subtenant or assignee to pay the same directly to Landlord.

      (e) Notwithstanding the provisions of subparagraphs (a) and (b) above, Tenant may assign this Lease or sublet the premises or any portion thereof, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant or to any corporation resulting from the merger or consolidation with Tenant, provided that said assignee assumes, in full, the obligations of Tenant under this Lease.

      (f) Regardless of Landlord's consent, no subletting, assignment, hypothecation, license or concession shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment, subletting, hypothecation, license or concession agreement shall not be deemed consent to any subsequent assignment, subletting, hypothecation, license or concession agreement. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successors. Landlord may consent to subsequent assignments, subletting, hypothecations, licenses or concession agreements and to amendments or modifications to this Lease, with assignees of Tenant without notifying Tenant or any successor of

Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

      (g) Each transfer, assignment, subletting, license, concession agreement and hypothecation to which there has been consent or which has been permitted pursuant to subparagraph (e) above, shall be by an instrument in form satisfactory to Landlord and shall be executed by the transferor, assignor, sublessor, licensor, concessionaire, hypothecator or mortgagee in each instance, as the case may be; and each transferee, assignee or sublessee shall agree in writing for the benefit of Landlord to assume, to be bound by, and to perform the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant. One executed copy of such instrument shall be delivered to Landlord. No sublessee other than Landlord shall have the right further to sublet.

      (h) In the event Tenant shall assign or sublet the premises or request Landlord's consent to a proposed assignment, subletting, or other act, then Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection therewith.

20.   Rules and Regulations.   Tenant shall faithfully observe and comply with
the rules and regulations attached to this Lease as Exhibit C and, after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of such rules and regulations.

21.   Landlord's access.  Landlord may enter the premises at reasonable hours to
(1) inspect the same; (2) exhibit the same to prospective purchasers, mortgagees or tenants; (3) determine whether Tenant is complying with all its obligations hereunder; (4) supply any service to be provided by Landlord to Tenant hereunder; (5) post notices of non-responsibility; (6) post "To Lease" signs of reasonable size upon the premises during the last 90 days of the term hereof; and (7) make repairs required of Landlord under the terms hereof or repairs to any adjoining space or utility service or make repairs, alterations or additions to the premises or any other portion of the Building, provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible and that any repairs, alterations, or additions to the premises shall, when completed, not materially and adversely affect Tenant's use of the premises. Tenant's Rent, as defined by paragraph 4 hereof, shall abate for the period of time that any such action by Landlord materially interferes with Tenant's occupancy or quiet enjoyment of the Premises. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance) and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency in order to obtain entry to the premises. Any entry to the premises obtained by Landlord by any of such means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the premises or an eviction, actual or constructive, of Tenant from the premises, or any portion thereof.

22. Default. If: (1) Tenant shall fail to pay any rent or other sum payable hereunder for a period of five (5) days after the same is due; (2) Tenant shall fail to observe, keep or perform any of the other terms, covenants, agreements or conditions contained herein or in the rules and regulations to be observed or performed by Tenant and such default continues for a period of thirty (30) days after notice by Landlord or beyond the time reasonably necessary for cure if such default is of a nature to require in excess of thirty (30) days to remedy;
(3) Tenant shall become bankrupt or insolvent or make a transfer in fraud of creditors, or make an assignment for the benefit of creditors, or take or have taken against Tenant any proceedings of any kind under any provision of the Federal Bankruptcy Act, or under any other insolvency, bankruptcy or reorganization act or, in the event any such proceedings are involuntary, such involuntary proceedings are not dismissed within sixty (60) days thereafter; (4) a receiver is appointed for a substantial part of the assets of Tenant; (5) Tenant shall vacate or abandon the premises; or (6) this Lease or any interest of Tenant hereunder shall be levied upon by any attachment or execution, then any such event shall constitute an event of default by Tenant. Upon the occurrence of any event of default by Tenant hereunder, Landlord may, at its option and without any further notice or demand, in additions tony other rights and remedies given hereunder or by law do any of the following:

      (a) Landlord shall have the right, so long as such default continues to give notice of termination to Tenant. On the date specified in such notice (which shall not be less than three (3) days after the giving of such notice) this Lease shall terminate.

      (b) In the event of any such termination of this Lease, Landlord may then or at any time thereafter, re-enter the premises and remove therefrom all persons and property and again repossess and enjoy the premises, without prejudice to any other remedies that Landlord may have by reason of Tenant's default or of such termination.

      (c) The amount of damages which Landlord may recover in event of such termination shall include, without limitation, (1) the amount at the time of award of (A) unpaid rental earned and other sums owed by Tenant to Landlord hereunder, as of the time of termination, together with interest thereon as provided in this Lease, (B) the amount by which the unpaid rent which would have been earned during the period from termination until the award exceeds the amount of such rental loss that Tenant provides could be reasonably avoided (computed by discounting such amount at the discount rate of the Federal REserve Bank of San Francisco at the time of award plus one percent), (2) all legal expenses and other related costs incurred by Landlord following Tenant's default including reasonable attorneys' fees incurred in collecting any amount owed hereunder, (3) all costs incurred by Landlord in restoring the premises to good order and condition, or in remodeling, renovating or otherwise preparing the premises for reletting, and (4) all costs (including, without limitation, any brokerage commissions) incurred by Landlord in reletting the premises. For the purpose of determining the unpaid rent in the event of a termination of this Lease, the monthly rental reserved in this Lease shall be deemed to be the sum of (1) the minimum rent and (2) the Operating Expense charge and any other amounts last payable by Tenant pursuant to paragraphs 5, 6, 7, 10, 13 and 16 above.

      (d) Following the termination of this Lease or Tenant's right to possession hereunder (or upon Tenant's failure to remove its personal property from the premises after the expiration of the term of this Lease), Landlord may remove any and all personal property located in the premises and place such property in a public or private warehouse or elsewhere at the sole cost and expense of Tenant; such warehouser shall have all rights and remedies provided by law against Tenant as the owner of such property. In addition, in the event that Tenant shall not immediately pay the cost of storage of such property after the same has been stored for a period of thirty (30) days or more, Landlord may sell any or all thereof at a public or private sale in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to or demand upon Tenant. Tenant waives all claims for damages that may be caused by Landlord's removing or storing or selling the property as herein provided, and Tenant shall indemnify and hold Landlord free and harmless for, from and against any and all losses, costs and damages, including without limitation all costs of court and attorneys' fees of Landlord occasioned thereby. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact with the rights and powers necessary in order to effectuate the provisions of this paragraph (d). Such appointment shall be deemed coupled with an interest.

      (e) Landlord shall have the right to cause a receiver toe appointed in any action against Tenant to take possession of the premises and to collect the rents or profits derived therefrom. The appointment of such receiver shall not constitute an election on the part of Landlord to terminate this Lease unless notice of such intention is given to Tenant.

      (f) Even though Tenant has breached this Lease and/or abandoned the premises, this Lease shall continue in effect for so long as Landlord does not terminate this Lease, the Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rental in periodic actions as it becomes due under this Lease. In such event, Landlord may re-enter the premises and remove all persons and property if the premises have not been vacated, using any available summary proceeding, without such re-entry or removal being deemed a termination or acceptance of surrender of this Lease. Landlord shall make reasonable efforts to relet the premises upon commercially reasonable terms for the account of Tenant for a period which may extend beyond the term hereof, and upon such offer terms as Landlord may reasonably deem appropriate; provided, however, Tenant shall be responsible for only those terms and conditions, including Rent, for a period equal to the amount of time remaining in the Term as defined by this Lease. Tenant shall reimburse Landlord upon demand for all costs incurred by Landlord in connection with such reletting, including, without limitation, necessary restoration, renovation, or improvement costs, reasonable attorneys' fees and brokerage commissions. The proceeds of such reletting shall be applied first to any sums then due and payable Landlord from Tenant, including the reimbursement described above. The balance, if any, shall be applied to the payment of future rent as it becomes due hereunder.

      (g) Landlord may change door locks if Tenant is delinquent in paying rent, provided Landlord posts notices as required by law. If Tenant abandons the premises, Landlord may permanently change the locks and Tenant shall not be entitled to a key or re-entry. No other notice requirements or lockout rights shall apply and Tenant Waiver any and all duties and/or liabilities imposed on Landlord by Section 92.008, TX. Prop. Code.]"

23. Landlord's Right to Cure Default. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and without any abatement of rental. If Tenant shall fall to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall have become an event of default under paragraph 22 above, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of Tenant, making any such payment or perform any such other act on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable to Landlord on demand together with Default interest from the date of expenditure by Landlord until repaid.

24. Attorneys' Fees. If as a result of any breach or default in the performance of any of the provisions of this Lease or in order to enforce its rights hereunder, Landlord or Tenant uses the services of an attorney in a nonjudicial action, at trial, or upon an appeal, to secure compliance with such provisions or recover damages therefor to exercise such rights, or to terminate this Lease or evict Tenant, non-prevailing party shall reimburse the other upon demand for any and all reasonable attorneys' fees and expenses so incurred by such party Landlord.

25.   Subordination.

      (a) This Lease shall be subject and subordinated at all times to all ground or underlying leases which may hereafter by executed affecting the Building, and the lien of all mortgages and deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the Building or on or against Landlord's interest or estate therein or on or against all such ground or underlying leases, all without the necessity of having further instruments executed on the part of Tenant to effectuate such subordination. Notwithstanding the foregoing (1) in the event of termination for any reason whatsoever of any ground or underlying lease hereinafter executed, this Lease shall not be barred, terminated, cut off or foreclosed nor shall the rights and possession of Tenant hereunder be disturbed if Tenant shall not then be in default in the payment of rental or other sums or be otherwise in default under the terms of this Lease, and Tenant shall attorn to the Landlord of any such ground or underlying Lease, or, if requested, enter into new lease for the balance of the original or extended term hereof then remaining upon the same terms and provisions as are in this Lease contain; (2) in the event of a foreclosure of any such mortgage or deed of trust hereafter executed or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease will not be barred, terminated, cut off or foreclosed nor will the rights and possession of Tenant thereunder be disturbed if Tenant shall not then be in default in e payment of rental or other sums or be otherwise in default under the terms of this Lease, and Tenant shall attorn to the purchaser at such foreclosure, sale or other action or proceeding; and (3) Tenant agrees to execute and deliver upon demand such further instruments evidencing such subordination of this Lease, ground or underlying leases, and to the lien of any such mortgages or deeds of trust as may reasonably be required by Landlord. Tenant's covenant to subordinate this Lease to ground or underlying leases, and mortgages or deeds of trust hereafter executed is conditioned upon each such senior instrument containing the commitments specified in the preceding clauses (1) and (2).

      (b) Tenant shall mail by certified or registered post, return receipt requested, or personally deliver to any landlord under a ground lease or mortgage lender a duplicate copy of any and all notices in writing which Tenant may from time to time give to or serve upon Landlord pursuant to the provisions of this Lease, and such copy shall be mailed or delivered at, or as near as possible to, the same time such notices are given or served by Tenant. No notice by Tenant to Landlord hereunder shall be deemed to have been given unless and until a copy thereof shall have been so mailed or delivered to any ground lease landlord or mortgage lender. Upon the execution of any ground lease or mortgage.

      (c) Should any event of default by Landlord under this Lease occur, any ground lease landlord or mortgage lender shall have thirty (30) days after receipt of written notice from Tenant selling forth the nature of such event of default within which to remedy the default; provided that in the case of a default which cannot with due diligence be cured with such 30-day period, the ground lease landlord or mortgage lender shall have the additional time reasonably necessary to accomplish the cure, provided that (i) it has commenced the curing within such thirty (30) days and (ii) thereafter diligently prosecutes the cure to completion. If the default is such that the possession of the premises may be reasonably necessary to remedy the default, any ground lease landlord or mortgage lender shall have a reasonable additional time after the expiration of such 30-day period within which to remedy such default, provided that (i) it shall have fully cured any default in the payment of any monetary obligations of Landlord under this Lease within such thirty (30) day period and shall continue to pay currently such monetary obligations as and when the same are due and (ii) it shall have acquired Landlord's estate or commenced foreclosure or other appropriate proceedings within such period, or prior thereto, and is diligently prosecuting any such proceedings. In the event that such default materially interferes with Tenant's operation of its business or quiet enjoyment thereof, Tenant's Rent shall abate for a period equal to such interference.

26. No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

27. Sale by Landlord. In the event the original Landlord hereunder, or any successor owner of the Building shall sell or convey the Buildings, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such now owner.

28. Estoppel Certificate. At any time from time to time, but not more than once per year but not less than ten (10) days prior notice by Landlord, Tenant will execute, acknowledge and deliver to Landlord, promptly upon request, a certificate certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each such modification), (b) the date, if any, to which rental and other sums payable hereunder have been paid, (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in said certificate, and (d) such other matters as may be reasonably requested by Landlord. Tenant hereby appoints Landlord to execute, acknowledge and deliver such certificate if Tenant shall fail to do so within the above-prescribed time period. Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust of the Building.

29. Holdover Tenancy. If, without objection by Landlord, Tenant holds possession of the premises after expiration of the term of this Lease, Tenant shall become a tenant from month to month upon all of the terms specified in this Lease as applicable immediately prior to expiration of such term, except that minimum rent will be 150% of that applicable immediately prior to expiration of such term. Each party shall give the other notice of its intention to terminate such tenancy at least one month prior to the date of such termination.

30.   Parking.

      (a) Any parking areas appurtenant or within the Building, or designated portions thereof, shall be available for the use of tenants of the Building, ad, to the extent designated by Landlord, the employees, agents, customers and invitees of said tenants, subject to the rules, regulations, charges and rates as set forth by the Landlord from time to time; provided, however, that Landlord may restrict to certain portions of the parking areas, parking for Tenant or other tenants of the Building and their employees and agents, and may designate other areas to be used only by customers and invitees of tenants of the Building. Notwithstanding anything herein contained, Landlord reserves the right from time to time to make reasonable changes in, additions to, and deletions from parking areas as now or hereafter constituted.

      (b) Landlord, or its agents, shall have the right to cause to be removed any cars, trucks, trailers or other motorized or nonmotorized vehicles of tenants, its employees, agents, guests or invitees that are parked in violation hereof or in violation of regulations of the Building, without liability of any kind to Landlord, its agents and employees, and Tenant agrees to hold Landlord harmless from and defend it against any and all claims, losses, or damages and demands asserted or arising in respect to or in connection with the removal of any such vehicles as aforesaid. Tenant shall from to time upon request of Landlord supply Landlord with a list of license plate numbers of all vehicles owned by its employees and agents who are to have parking privileges hereunder. Landlord may, as a part of the regulations promulgated by it for the use of the parking areas, require that Tenant cause any identification slicker issued by Landlord to be affixed to the bumpers or other designated location on all vehicles of Tenant and its employees and agents who are authorized to park in the parking areas.

31. Security Deposit. Tenant has deposited with Landlord the sum specified in the Basic Lease Information (the "deposit"). The deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the provisions of this Lease to be performed or observed by Tenant. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the deposit, Tenant shall within ten (10) days after demand therefore deposit cash with Landlord in an amount sufficient to restore the deposit to the full amount thereof. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, the deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration or earlier termination of the term hereof, and after Tenant has vacated the premises; provided that Landlord may retain such security deposit as security for the payment of any adjustment in rent following an expiration or by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. Landlord may retain such security deposit as security for the payment of any adjustment in rent following an expiration or termination pursuant to paragraph 7 (c) above and shall, upon the determination of such adjustment, apply the retained security deposit against any deficiency due Landlord and return the balance, if any, to Tenant. No trust relationship is created herein between Landlord and Tenant with respect to the deposit. Such security deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in cash of default by Tenant.

32. No Partnership. It is expressly understood that Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant.

33. Recording. Tenant shall not record this Lease without the prior written consent of Landlord.

34. Waiver. The wavier by Landlord of any term, covenant, agreement or condition hereunder contained shall not be deemed to be a waiver of any other then existing or subsequent breach of the same or any other term, covenant, agreement or condition herein contained. Nor shall any custom or practice which may develop between the parties in the administration of the terms hereof be construed to waive or to lesson the right of the Landlord to insist upon the performance by Tenant in strict accordance with such term. The subsequent acceptance of rent or any other sum of money or other performance hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, agreement or condition of this Lease, other than the failure of Tenant to pay the particular rent or other sum so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent or other sum performance.

35. Notices and Consents. All notices, demands, consents or approvals which may be given by either party to the other hereunder shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, registered or certified, return receipt requested, postage prepaid, and addressed as follows: to Tenant at the address specified in the Basic Lease Information, or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address specified in the Basic Lease Information, or touch place as Landlord may from time to time designate in a notice to Tenant; or, in the case of Tenant, delivered to Tenant at the premises. Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and policies thereunder and person or persons in charge of or occupying the premises at the time, and, if no person shall be in charge of or occupying the same, then such service may be made by attaching the same on the main entrance of the premises.

36. Complete Agreement. There are no oral agreements between Landlord and Tenant affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements, understandings, if any between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease or the Building. There are no representations between Landlord and Tenant other than those contained in this Lease and all reliance with respect to any representations is solely upon the representation contained herein. This Lease may note amended or modified in any respect whatsoever except by an instrument in writing signed by Landlord and Tenant.

37. Corporate Authority. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of the Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant is qualified to do business in the state in which the Building is situated, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so.

38. Limits to Tenant's Remedy. If Landlord should default in the performance of its obligations hereunder, it is understood and agreed that any claims by Tenant against Landlord shall be limited to recourse to Landlord's interest in the Building. Tenant expressly waives any and all rights otherwise to proceed on a recourse basis against Landlord, the individual partners or Landlord, or the officers, directors and shareholders of any corporate partner of Landlord.

39. Brokers. Tenant warrants that it has had no dealing with any real estate broker or agents in connection with the location or negotiation of this Lease other than any broker or agent identified in paragraph 45 below.

40. No Light and Air Easement. No diminution or shutting off of light, air, or view by an y structure which may be erected on lands adjacent to or in e vicinity of the Building shall in any way affect this Lease or impose any liability on Landlord.

41. Miscellaneous. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Time is of the essence of this Lease and each and all of its provisions. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not be effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. The terms, covenants, agreements and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto. If any provisions of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provisions of this Lease and all such other provisions shall remain in full force and effect. Landlord and Tenant agree that each party and its counsel have reviewed this Lease and that the normal rule of construction to the effect that ambiguities are to be resolved against the drafting party is not appropriate and shall not be employed in the interpretation of this Lease. This Lease shall be governed by and construed pursuant to the laws of the state in which the Building is situated.

42.   Signs.

      (a) Tenant shall purchase and erect one sign on the front of the premises not later than the date Tenant opens for business or within thirty (30) days of date of commencement of the Lease, whichever is sooner. Such sign shall be subject to Landlord's approval including, without limitation, location, size and design. It is Tenant's responsibility to maintain, repair and replace said sign as required by Landlord during the tenure of this Lease.

      (b) Without the prior written consent of Landlord, Tenant shall not place or permit to be placed (1) any sign, advertising material or lettering upon the exterior of the premises or (2) any sign, advertising material or lettering upon the exterior or interior surface of any door or show window or at any point inside the premises from which the same may be visible from outside the premises. Upon request of Landlord, Tenant shall immediately remove any sign, advertising material or lettering which Tenant has placed or permitted to be placed in, on or about the premises contrary to the provisions of the preceding sentence, and if Tenant fails so to do, Landlord may enter upon the premises and remove the same at Tenant's expense. Tenant shall comply with such regulations as may from time to time be promulgated by Landlord governing signs, advertising material or lettering of all tenants in the retail area, provided that Tenant shall note required to change any sign or lettering that was in compliance with applicable regulations at the time it was installed or placed in, on or adjacent to the premises.

43. Surrender of Premises. At the termination of this Lease, or any renewal term thereof, Tenant shall surrender the premises in the same condition (subject to the removals herein required) as the premises were on the date the Tenant opened the premises for business with the public, reasonable wear and tear excepted, and shall surrender all keys for the premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vault, if any, in the premises. Tenant, during the last thirty (30) days of such term, shall remove all its trade fixtures, and to the extent required by Landlord by written notice, before surrendering the premises as aforesaid and shall repair any damage to the premises caused thereby. Tenant's obligation to observe or perform any covenant of this Lease shall survive the expiration or other termination of the Lease Term.

44.  Additional Provisions.



***[45. Usutruct]. This contract and Lease shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord and Tenant has only a usutruct which is not subject to levy and sale.]


IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be duly executed, sealed and delivered on the date set forth below.


TENANT


By   Derata Corporation
___________________________

By /s/ William Dirk Dunlap
  -------------------------

___________________________

Date of Execution
By Tenant:  12/26/90

                           *
- ---------------------------
        Witness

                           *
- ---------------------------
        Witness



*For use in Florida only.
**For use in Washington, Arizona and North and South Carolina.
***For use in Georgia only.

                                    MINNEAPOLIS BUSINESS PARKS JOINT VENTURE, A
                                    California general partnership


                                    By:  Century Pension Income Fund XXIV, a
                                         California limited partnership

                                    By:  Fox Partners VI, a California general
                                         partnership, its general partner

                                    By:  Metric Realty Services, L.P., a
                                         Delaware limited partnership,
                                         as Attorney-in-Fact

                                    By:  MP Services, Inc., a Delaware
                                         corporation, its general partner

                                    By:   /s/  Richard C. Dooley
                                        ------------------------
                                        Richard C. Dooley
                                        Portfolio Manager

                                   EXHIBIT A

                         Legal Description of Building


Parcel 1:

That part of Lot 1, Block 4, Minneapolis Industrial Park 2nd Addition lying West of the East 368 feet thereof, according to the recorded plat thereof, and situated in Hennepin County, Minnesota.

Abstract Property.

Parcel 2:

That part of Lot 3, Block 4, Minneapolis Industrial Park 2nd Addition, lying North of the South 300 feet thereof, and lying West of a line drawn parallel to and 368 feet West of the East line of Lot 1, Block 4, extended South. Also that part of Lot 2, Block 4, Minneapolis Industrial Park 2nd Addition, lying North of the following described line: Beginning at the point of intersection of a line parallel to and 281.5 feet North of the South lot line of said Lot 2, with the West lot line of said Lot 2; thence Easterly along said parallel line to its intersection with a line perpendicular to the South line of said Lot 2 from a point therein distant 237.5 feet West of the Southeast corner of said Lot 2; thence Northerly along said perpendicular line a distance of 20 feet; thence Easterly along a line parallel to the South line of said Lot 2, a distance of 230 feet; thence Southerly along a line drawn perpendicular to the South line of said Lot 2 a distance of 1.5 feet; thence Easterly along a line drawn parallel to the South line of said Lot 2 to its intersection with the East line of said Lot 2, and there terminating, according to the recorded plat thereof, and situate in Hennepin County, Minnesota.

Abstract Property.

Registered Property.

Parcel 3:

The East 388 feet of Lot 1, Block 4, Minneapolis Industrial Park 2nd addition, except that part lying South of the North 530 feet thereof, according to the recorded plat thereof, and situated in Hennepin County, Minnesota

[daily]

                                   EXHIBIT C

                             Rules and Regulations


1. The sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building shall not be obstructed by any of the Tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Building and its Tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No Tenant and no employee or invitee of any Tenant shall go upon the roof of the Building

2. No sign, placard, picture, name, advertisement or notice visible for the exterior of any Tenant's premises shall be inscribed, painted, affixed or otherwise displayed by any Tenant on any part of the Building without the prior written consent of the Landlord. Landlord will adopt and furnish to Tenant general guidelines, but may request approval of Landlord for modification, which approval will note unreasonably withheld. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of the Tenant by a person approved by Landlord, which approval will not be unreasonably withheld. Material visible from outside the Building will not be permitted.

3. The premises shall note used for lodging or the storage of merchandise held for sale to the public, unless ancillary to a restaurant or other food service use specifically authorized in the lease of a particular Tenant, no cooking shall be done or permitted by any Tenant on the premises, except that the preparation of coffee, tea, hot chocolate and similar items for Tenants and their employees shall be permitted.

4. Landlord will furnish each Tenant a reasonable amount of keys free of charge upon occupancy. Landlord may make reasonable charge for any additional keys. No Tenant shall have any keys made. No Tenant shall alter any lock or install a new or additional lock or any bolt on any door of its premises without the prior consent of Landlord. Each Tenant shall in each case furnish Landlord with a key for any such lock. Each Tenant upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Building which shall have been furnished to Tenant. Each Tenant shall see that the doors of its premises are closed and securely locked at such times as Tenant's employees leave the premises.

5. No Tenant shall use or keep in the premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material or use any method of heating or air conditioning other than that supplied by Landlord. No Tenant shall use, keep or permit to be used or kept any foreign or noxious gas or substance in the premises, or permit or suffer the premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other Tenants or those having business therein.

6. In the case of invasion, mob, riot, public excitement, or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such an action as Landlord deems appropriate, including closing entrances to the Building.

7. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, sloppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

8. Except with prior consent of Landlord, no Tenant shall sell, or permit the sale in the premises or use or permit the use of any common area for the sale of newspapers, magazines, periodicals, theatre tickets or any other goods, merchandise or service. Tenant shall not carry on, or permit or allow any employee or other person to carry on the business of stenography, typewriting, or any similar business in or from the premises for the service or accommodation of occupants of any other portion of the Building, nor shall the premises of any Tenant be used for manufacturing of any kind, or any business or activity other than that specifically provided for in such Tenant's lease.

9. Tenant shall not use any advertising media which may be heard outside of the premises, and Tenant shall not place or permit the placement of any radio or television, or other communications antenna, loudspeaker, sound amplifier, phonograph, searchlight, flashing light or other device of any nature on the roof or outside of the boundaries of the premises (except for Tenant's approved identification sign or signs) or at any place where the same may be seen or heard outside of the premises.

10. All loading and unloading of merchandise, supplies, material, garbage and refuse shall be made only through such entryways and elevators and at such times as Landlord shall designate. In its use of the load areas the Tenant shall not obstruct or permit the obstruction of said loading area and at no time shall park or allow its officers, agents or employees to park vehicles therein except for loading and unloading.

11. Landlord shall have the right, exercisable with reasonable notice and without liability to any Tenant, to change the name and street address of the Building.

12. No Tenant shall obtain for use in the premises, ice, drinking water, food beverage, towel or other similar services, except at such reasonable hours and under such reasonable regulations as may be fixed by Landlord.

13. Each Tenant shall see that the doors of its premises are closed, locked and that all water faucets, water apparatus and utilities are shut off before Tenant or Tenant's employees leave the premises, so as to prevent waste or damage, and for any default or carelessness in this regard Tenant shall be liable for, and shall indemnify Landlord against and hold Landlord harmless for, from and against all injuries sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors, all Tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

14. No Tenant shall use any portion of the common area for any purpose when the premises of such Tenant are not open for business or conducting work in preparation therefor.

15. The requirements of the Tenants will be attended to only upon application by telephone or in person at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

16. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or Tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the Tenants of the Building.

17. These Rules and Regulations are in addition to and shall note construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any Lease of premises in the Building.

18. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

                                   EXHIBIT D

                               ADDENDUM TO LEASE


      THIS ADDENDUM to Lease Agreement is attached to and forms a part of that certain lease dated December 26, 1990, by and between Minneapolis Business Parks Joint Venture, a California general partnership as Landlord ("Landlord") and Derata Corporation, as Tenant ("Tenant"), as the same shall modify, amend, supplement or alter the terms and provisions of said Lease Agreement and by these presents shall be incorporated therein by reference and form a part thereof for all purposes.

      In consideration of the Premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto further mutually agree as follows:

     1.     Rent.  Subject only to the provisions of paragraphs 5, 6 and 7 of
            ----
this Lease, Tenant shall pay monthly rent in e following amounts during the term of this Lease.

            (a) Commencing the later of February 1, 1991, or the Commencement Date, as defined hereafter, and continuing for the three successive months after the Commencement Date, Tenant shall be responsible for the payment of only taxes and operating expenses as defined in Paragraphs 1-7 of the lease and estimated at $1,218.00.

            (b) Commencing after the third successive month following the Commencement Date, unless otherwise extended as provided hereafter, and continuing through the Termination Date, as defined hereafter, Tenant shall pay rent equal to $3,609 payable as follows: (i) monthly rent equal to $2,391 as base rent; and (ii) in addition to and not in lieu of monthly rent, taxes and operating expense estimated at $1,218.00

     In the event of any fractional calendar month at the beginning or termination of the term, Tenant shall pay for each day in such partial month rent equal to one-thirtieth of the monthly rent and additional rent.

     2.     Commencement Date.  This Lease shall commence February 1, 1991 (the
            -----------------
"Commencement Date") and terminate April 30, 1996 (the "Termination Date"). Notwithstanding the foregoing, Tenant shall have the right to occupy the office portion of the Premises on or before January 28, 1991. In the event that Landlord completes Tenant Improvements, as defined hereafter, prior to the Commencement Date, Tenant shall have the right to occupy the Premises pursuant to the terms and conditions of the Lease, except Tenant shall not be required to pay any rent prior to the Commencement Date. Notwithstanding Tenant's early occupancy of the Premises, the Commencement Date and Termination Date, as defined herein, shall remain the same.

     In the event that either a portion of or the entire Premises is not ready for occupancy as of February 1, 1991, the Commencement Date and Termination Date shall be extended by an amount of time equal to the delay. Further, Landlord will be given 30 days to complete the improvements to the space following mutual execution of this Lease. Should said improvements not be substantially complete and, as a result, cause an interruption in Tenant's ability to conduct its business; then rent shall be abated in an equivalent to the length of said interruption.

     3.     Parking.  Tenant shall have the temporary exclusive use of 18
            -------
parking spaces directly in front of and adjacent to the premises, as crosshatched on Exhibit B. Landlord and Tenant acknowledge that approximately half the parking spaces directly adjacent to the premises are a result of the vacant unleased space adjacent to the premises. In the event this vacant space is occupied during the term of this lease, the parking spaces directly adjacent to Tenant's premises may be insufficient to satisfy Tenant's parking as required by this paragraph. If as a result of the vacant spaces occupancy, Landlord is unable to provide 18 tenant parking spaces adjacent to the premises and Tenant demonstrates a need for additional parking either in front of the premises or adjacent to the premises (including the rear of the building), Landlord will create additional parking by constructing a parking area on the southside of the building adjacent to the premises.

     4.     Additional Space.  Tenant shall have the first opportunity to lease,
            ----------------
for a minimum of 24 months, any available space adjacent to the premises upon the third anniversary date of the commencement date, provided that such additional space exceeds 2,000 square feet of the amount of net rentable space contained in the lease premises. In the event Tenant requires additional space of 2,000 square feet and adjacent space is not available to satisfy Tenant's additional needs, Landlord shall have the right to relocate Tenant to alternate comparable space which is suitable to satisfy Tenant's needs within the West Point Business Center Complex. In the event of such relocation, Landlord shall be solely responsible for the cost of tenant improvements and reasonable moving costs necessary to relocate Tenant, and any lease shall be upon the same terms and conditions contained in this lease including rental on a per square foot basis for the first two years of occupancy of the new space. The following three years of the lease shall be based on the then market rates for comparable space. In the event that (i) such additional space is unavailable; or (ii) the alternate space is not suitable to satisfy Tenant's needs, then Tenant shall have the right to terminate this lease, provided Tenant gives

Landlord ninety (90) days written notice prior to such termination. In the event Tenant terminates this lease, Tenant shall pay Landlord the unamortized portion of tenant improvements installed by Landlord (as hereafter defined), any unamortized leasing commission paid, and two (2) months of base rent.

     5.   Tenant Improvements.  Prior to the Commencement Date of this Lease,
          -------------------
Landlord shall construct the following improvements at its sole cost and expense.

     See Exhibit B and B1 Space Plan.

     Landlord's contractor needs a minimum of thirty (30) days to construct the space after mutual execution of this lease.

     6.   HVAC System.  Notwithstanding anything contained in paragraph 13 of
          -----------
the Lease, Landlord represents and warrants that the HVAC system is in good order and repair as of the Commencement Date of the Lease. In the event that the HVAC system needs any repair during the term of the Leave, and such repair exceeds $500.00, Landlord and Tenant shall divide the cost of such expense in the following manner:

          (a)   During lease year 1, Landlord shall pay 100 percent;

          (b) During least year 2, Landlord shall pay 80 percent and Tenant shall pay 20 percent;

          (c) During lease year 3, Landlord shall pay 60 percent and Tenant shall pay 40 percent.

          (d) During lease year 4, Landlord shall pay 40 percent and Tenant shall pay 60 percent; and

          (e) During lease year 5, Landlord shall pay 20 percent and Tenant shall pay 80 percent.

     Tenant further agrees to enter into a maintenance contract with a qualified contractor to provide quarterly maintenance to the HVAC units. Tenant shall provide Landlord with a copy of such agreement within thirty (30) days of the commencement of this Lease. Notwithstanding the foregoing, Tenant's contribution to such repair shall not exceed $1,500 in any lease year.

     7.     Operating Expense.  Notwithstanding anything contained in paragraph
            -----------------
1(d), operating expense shall exclude:

            (a) leasing commissions, attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants or other occupants of the Building;

            (b) costs of correcting defects in the design or construction of the Building or material used in the construction of the Building (including latent defects in the Building or the inadequacy of design of the Building) or in the Building equipment or appurtenances thereto, except that for the purposes of this subparagraph conditions (not occasioned by design or construction defects) resulting from ordinary wear and tear and use shall not be deemed defects; and

            (c) costs of Landlord's general corporate overhead and general administrative expenses (including but not limited to costs paid to third parties to collect rents, prepare tax returns and accounting reports and obtain financing) and any expenses related to the formation or continue existence of the partnership of Landlord.

     8.   Indemnification.  Tenant shall not be liable to Landlord and Landlord
          ---------------
hereby waives all claims against Tenant for any injury to or death of any person or damage to or destruction of property in or about the Building by or from any cause whatsoever, including without limitation acts of other tenants or third parties, gas, fire, oil, or electricity, provided that such damage is not the result of any default or omission of Tenant pursuant to the terms and conditions of this Lease. Landlord shall hold Tenant harmless for, from and against and defend Tenant against any and all claims, liability, damage or loss and for, from and against all costs and expenses, including reasonable attorneys' fees, arising out of any injury to or death of person or damage to or destruction of any property, from any cause whatsoever, except any cause resulting solely from the negligence or willful act of Tenant, it authorized agents or employees, occurring in or about the Building, and if occurring on or about any portion of the common areas or elsewhere in or about the Building, when such injury or damage shall be caused in whole or in part by the act, neglect, default or omission of any duty of Landlord, its agents, employees or invitees. The provisions of this paragraph shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination.

     9.   Consent.  Whenever consent is required by Landlord or Tenant under any
          -------
term or condition of this Lease, such consent shall not be unreasonably withheld or delayed.

     10.  Conflicting Terms.  In the event that any term or condition of this
          -----------------
Addendum conflicts with any term or condition of the Lease this Addendum shall control.

     IN WITNESS WHEREOF, the parties have executed this Addendum the day and year first written above.

Tenant:                             DERATA CORPORATION


                                    By: /s/ William Dirk Dunlap
                                       ----------------------------------
                                        W. Dirk Dunlap

Landlord:                           MINNEAPOLIS BUSINESS PARKS JOINT VENTURE, a
                                    California general partnership


                                    By:  Century Pension Income Fund XXIV, a
                                         California limited partnership

                                    By:  Fox Partners VI, a California general
                                         partnership, its general partner

                                    By:  Metric Realty Services, L.P., a
                                         Delaware limited partnership,
                                         as Attorney-in-Fact

                                    By:  MP Services, Inc., a Delaware
                                         corporation, its general partner

                                    By: /s/ Richard C. Dooley
                                       ----------------------------------
                                        Richard C. Dooley
                                        Portfolio Manager

This Modification and Ratification of Lease Agreement is made and entered into between Minneapolis Business Parks Joint Venture (Landlord) and Medi-Ject Corporation. (Tenant) for and in consideration of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged.

                                  WITNESSETH:

     Landlord and Tenant hereby confirm and ratify, except as modified below, all of the terms, conditions, and covenants in that certain written Lease Agreement dated January 2, 1991 and modified December 6, 1993 and January 29, 1996, between Landlord and Tenant for the rental of the following described property:

     8943 square feet of space located in Westpoint Business Center, 1840 Berkshire Lane Plymouth, Minnesota 55441.

     1. The term of this lease will be extended six months with the new termination date becoming April 30, 1997.

     2. Effective November 1, 1996, monthly rent will continue to be $6809.00. This amount includes base operating costs of $2436.97.

     3. For purposes of this Modification, Tenant shall accept the space "as is".

All other terms and conditions of the Lease remain in full force and effect.

TENANT:                             ON BEHALF OF FOX FUNDS:

Medi-Ject Corporation               Minneapolis Business Parks
                                    Joint Venture, a California
                                    General Partnership, Owner
                                    Westpoint Business Center,

BY:   /s/ Mark Derus                BY:  Metric Management Inc.
     ---------------------------         d/b/a Metric Property
                                         Management, a Delaware
                                         corporation, as agent
                                         for the Owner
ITS:   CFO


                                    BY:    /s/  Rita Ubi
                                         -----------------------------
                                         Its Authorized Representative

                                    DATE:  6/5/96

This Modification and Ratification of Lease Agreement is made and entered into between Minneapolis Business Parks Joint Venture (Landlord) and Medi-Ject Corporation. (Tenant) for and in consideration of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged.

                                  WITNESSETH:

     Landlord and Tenant hereby confirm and ratify, except as modified below, all of the terms, conditions, and covenants in that certain written Lease Agreement dated January 2, 1991 and modified December 6, 1993, between Landlord and Tenant for the rental of the following described property:

     8943 square feet of space located in Westpoint Business Center, 1840 Berkshire Lane Plymouth, Minnesota 55441.

     1. The term of this lease will be extended six months with the new termination date becoming October 31, 1996.

     2. Effective May 1, 1996, monthly rent will be $6809.00. This amount includes base operating costs of $2436.97.

     3. For purposes of this Modification, Tenant shall accept the space "as is".

All other terms and conditions of the Lease remain in full force and effect.

TENANT:                             ON BEHALF OF FOX FUNDS:

Medi-Ject Corporation Minneapolis
  Business Parks
                                    Joint Venture, a California
                                    General Partnership, Owner
                                    Westpoint Business Center,

BY:   /s/ Mark Derus                BY:  Metric Management Inc.
     ---------------------------         d/b/a Metric Property
                                         Management, a Delaware
                                         corporation, as agent
                                         for the Owner
ITS:   CFO


                                    BY:    /s/  Rita Ubi
                                         -------------------------------
                                         Its Authorized Representative

                                    DATE:  1/29/96

This Modification and Ratification of Lease Agreement is made and entered into between Minneapolis Business Parks Joint Venture (Landlord) and Derata Corporation (Tenant) for and in consideration of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged.

                                  WITNESSETH:

     Landlord and Tenant hereby confirm and ratify, except as modified below, all of the terms, conditions, and covenants in that certain written Lease Agreement dated January 2, 1991 between Landlord and Tenant for the rental of the following described property:

          5414 square feed of space located in Westpoint Business Center, 1840 Berkshire Lane, Plymouth, Mn. 55441

     1. For purposes of this Modification Tenant's name shall be changed to Medi-Ject Corporation.

     2. Tenant's leased square footage shall increase by 3529 square feet effective February 1, 1994. Tenant's total leased space will be 8943 square feet.

     3.   Effective February 1, 1994 Tenant's new monthly rent shall be
          $8967.97.

     4. Landlord shall, at it's sole cost, construct the improvements in the new space and make changes in Tenant's existing space according to the mutually agreed to space plan dated Sept. 15, 1993, and revised 10/15/93 and 11/29/93.

     5.   Tenant's operating stop shall be changed to $3.27.

     6. Should expansion space be available for occupancy prior to February one, Tenant may occupy early at no additional cost other than utilities.

     7.   All other terms and conditions shall remain the same.

TENANT:                             LANDLORD:
Medi-Ject Corporation               Minneapolis Business Parks
                                    Joint Venture, a California
                                    General Partnership,

BY:    /s/ William D. Dunlap        BY:  Century Pension Income
      ---------------------------        Fund XXIV, a California
                                         Limited Partnership, Its
                                         General Partner
ITS:   President

                                    BY:  Metric management Inc. a
                                         Delaware limited
                                         partnership, as Attorney-
                                         In-Fact

DATE:   12/6/93                     BY:   /s/ Stephen B. Harn
                                         ------------------------------
                                         Its Authorized Representative